NEWS	FOR IMMEDIATE RELEASE
Exhibit 99.1

CORELOGIC REPORTS SECOND QUARTER 2017 FINANCIAL RESULTS

Irvine, Calif., July 25, 2017 - CoreLogic® (NYSE: CLGX), a leading global provider of property information, insight, analytics and data-enabled solutions, today reported financial results for the quarter ended June 30, 2017.

Strong Operating Performance Highlighted by Revenue Outperformance
Of Market Trends and Significant Margin Expansion;
Full-Year Financial Guidance and Share Repurchase Targets Enhanced

•	Revenues of $474 million were down 5% as the benefits of new products, market share gains and pricing actions partially offset the impacts of an estimated 15% decline in total U.S. mortgage volumes.

•	Valuation Solutions footprint expanded through the acquisition of a 45% ownership stake in Mercury Network, LLC and diversification of appraisal management services revenues.

•
Operating income from continuing operations rose 3% to $78 million as productivity and cost management programs more than offset lower mortgage market volumes and investments in technology, innovation and compliance-related capabilities.

•
Net income from continuing operations increased 2% to $41 million driven by higher operating income and lower interest expense and tax provisions. Diluted EPS from continuing operations of $0.48 per share was up 7%. Adjusted EPS of $0.72 per share was 11% above prior year.

•	Adjusted EBITDA totaled $135 million, essentially equivalent to prior year as productivity and operating leverage offset lower U.S. mortgage market volumes.

•	Company announces plan to refinance its current credit agreement to expand capacity and extend tenor.

•	Company repurchased 0.5 million common shares in the quarter. Year-to-date share repurchases totaled 1 million shares for $41 million.

•	Company enhances 2017 financial guidance ranges and raises share repurchase target 10%.

“CoreLogic delivered a very strong operating performance for the second quarter and first half of 2017. In terms of revenues, we materially outperformed market volume trends in U.S. mortgage and grew our insurance, spatial and international operations. Underlying organic growth accelerated to 4% in the quarter buoyed by new product growth, share gains and pricing actions across our core solution sets,” said Frank Martell, President and Chief Executive Officer of CoreLogic. “We also made major strides in our collateral valuations business during the quarter by expanding our platform-related revenues and footprint, aggressively building our roster of new clients, and significantly boosting operating efficiency and margins.”

“Second quarter results also demonstrate how aggressively we are pursuing and achieving efficiency and operating leverage targets that support our strategic adjusted EBITDA margin goals. Our relentless focus on building unique and market-leading solutions and driving for best-in-class operational and cost efficiencies has resulted in the creation of a durable and highly cash generative business model. This model has allowed us to return $1.1 billion to our shareholders over the past 6 years, including $41 million in share repurchases in the first half of 2017,” Martell added.

Financial Highlights

Second quarter reported revenues totaled $474 million compared with $500 million in the same 2016 period. During the quarter, market share and pricing-related gains as well as contributions from new products in both the Property Intelligence (PI) and the Risk Management and Work Flow (RMW) segments helped to partially offset the impact of an estimated 15% decline in U.S. mortgage market unit volumes.  RMW revenues totaled $225 million, largely consistent with 2016 levels, as the benefits from organic growth mostly offset lower mortgage market volumes. PI revenues declined 9% to $251 million as higher insurance, spatial solutions and international revenues were more than offset by lower valuation solutions revenues attributable to reduced U.S. mortgage market volumes and planned vendor diversification by a significant appraisal management client.

Operating income from continuing operations totaled $78 million for the second quarter, 3% higher than the same 2016 period. Operating margin was 17% of revenues, compared with 15% in the prior year. The year-over-year growth in operating income was driven by significant efficiency gains from ongoing productivity initiatives which more than offset investments in technology and innovation platforms as well as compliance capabilities.

Second quarter net income from continuing operations totaled $41 million, up 2% from prior year. The increase resulted primarily from higher operating income and lower interest expense and tax provisions offset partially by a one-time $6 million charge associated with the final settlement of a previously terminated pension plan. Diluted EPS from continuing operations totaled $0.48 for the second quarter of 2017 compared with $0.45 in 2016. Adjusted diluted EPS totaled $0.72, up 11%, reflecting operating upsides, lower interest expense and the positive impacts of share repurchases.

Adjusted EBITDA totaled $135 million in the second quarter compared with $136 million in the same prior year period as the impact of lower U.S. mortgage market volumes were largely offset by operating leverage and cost productivity program benefits. Adjusted EBITDA margin was 28%, up from 27% in the same prior year period. PI segment adjusted EBITDA totaled $70 million compared to $71 million in 2016 as the impact of lower mortgage origination volumes were mostly offset by the benefits of cost productivity initiatives and higher margins in our valuation solutions related businesses. PI adjusted EBITDA margin was 28%, up from 26% in the same prior year period. RMW adjusted EBITDA was $72 million, down 3% from 2016 levels, as continued organic growth and cost management mostly offset the impacts of lower mortgage volumes. RMW adjusted EBITDA margin was 32%, down from 33% in the same prior year period.

Liquidity and Capital Resources

At June 30, 2017, the Company had cash and cash equivalents of $89 million compared with $72 million at December 31, 2016. Total debt as of June 30, 2017 was $1,655 million compared with $1,619 million as of December 31, 2016. As of June 30, 2017, the Company had available capacity on its revolving credit facility of $178 million.

Net operating cash provided by continuing operations for the twelve months ended June 30, 2017 was $377 million. Free cash flow (FCF) for the twelve months ended June 30, 2017 totaled $305 million, which represented 63% of adjusted EBITDA. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets.

In June 2017, the Company acquired a 45% ownership position in Mercury Network, LLC for $70 million which was funded by cash on hand and through available capacity on its revolving credit facility. Mercury Network is a technology company headquartered in Oklahoma City, servicing more than 800 small and medium-sized mortgage lenders and appraisal management companies to manage their collateral valuation operations. The purchase of the remaining 55% ownership of Mercury Network is expected to close in the third quarter of 2017, subject to customary closing conditions.

During the second quarter, CoreLogic repurchased 0.5 million of its common shares for $21 million. Year-to-date, the Company has repurchased 1 million shares for $41 million.

The Company recently initiated a process to refinance its current term loan debt and revolving credit facilities. The purpose of this refinancing is to secure a new Credit Agreement (CA) that increases the Company’s financial flexibility by expanding capacity and extending tenor at interest rates and terms substantially equivalent to CoreLogic’s existing CA. This CA is expected to be closed in August 2017.

Financial Guidance and Assumptions

The Company raised the lower end of its 2017 guidance ranges as follows.

($ in millions except adjusted EPS)	Initial 2017 Outlook/Guidance	Revised 2017 Outlook/Guidance
Revenue	$1,825 - $1,875	$1,835 - $1,875
Adjusted EBITDA(1)	$450 - $480	$460 - $480
Adjusted EPS(1)	$2.15 - $2.40	$2.20 - $2.40

(1) Definition of adjusted results, as well as other non-GAAP financial measures used by management, is included in the Use of Non-GAAP Financial Measures section found at the end of the release.
The Company is also increasing its full year stock repurchase target by 10% to 3.3 million shares.

Teleconference/Webcast

CoreLogic management will host a live webcast and conference call on Wednesday, July 26, 2017, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-866-807-9684 for U.S./Canada callers or 1-412-317-5415 for international callers.

Additional detail on the Company's second quarter results is included in the quarterly financial supplement, available on the Investor Relations page at http://investor.corelogic.com.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-877-344-7529 for U.S. participants, 855-669-9658 for Canada participants or 1-412-317-0088 for international participants using Conference ID 10109164.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

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About CoreLogic

CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled solutions provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed solutions. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com.

Safe Harbor / Forward Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to the Company's investment and strategic growth plans, share repurchase amounts, cost reductions, and productivity excellence; the Company's overall financial performance, including future revenue and profit growth, and the Company's margin and cash flow profile; the Company's updated 2017 financial guidance and assumptions thereunder; including those related to the mortgage market overall; and the Company's plans to continue to return capital to shareholders through the share repurchase program. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: limitations on access to or increase in prices for data from external sources, including government and public record sources; changes in applicable government legislation, regulations and the level of regulatory scrutiny affecting our customers or us, including with respect to consumer financial services and the use of public records and consumer data; compromises in the security of our data, including the transmission of confidential information or systems interruptions; difficult conditions in the mortgage and consumer lending industries and the economy generally; our ability to protect proprietary rights; our cost reduction program, technology and growth strategies and our ability to effectively and efficiently implement them; risks related to the outsourcing of services and international operations; our indebtedness and the restrictions in our various debt agreements; our ability to realize the anticipated benefits of certain acquisitions and/or divestitures and the timing thereof; the inability to control the operations or dividend policies of our partially-owned affiliates; and impairments in our goodwill or other intangible assets. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures

This press release contains certain non-GAAP financial measures which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release. The Company is not able to provide a reconciliation of projected adjusted EBITDA or projected adjusted earnings per share to respective GAAP results due to the unknown effect, timing and potential significance of special charges or gains.

The Company believes that its presentation of non-GAAP measures, such as adjusted EBITDA, adjusted EPS and FCF, provides useful supplemental information to investors and management regarding CoreLogic's financial condition and results. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, stock compensation, non-operating gains/losses and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for stock compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; tax affected at an assumed effective tax rate of 35% and 36% for 2017 and 2016, respectively. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than CoreLogic, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2017	2016	2017	2016
Operating revenues	$473,978	$500,204	$913,829	$953,747
Cost of services (excluding depreciation and amortization shown below)	249,162	264,731	501,128	510,110
Selling, general and administrative expenses	103,552	115,784	215,400	226,081
Depreciation and amortization	42,871	43,291	86,343	82,935
Total operating expenses	395,585	423,806	802,871	819,126
Operating income	78,393	76,398	110,958	134,621
Interest expense:
Interest income	592	557	930	1,186
Interest expense	14,535	19,030	28,666	33,954
Total interest expense, net	(13,943)	(18,473)	(27,736)	(32,768)
(Loss)/gain on investments and other, net	(4,353)	2,704	(3,418)	2,184
Income from continuing operations before equity in (losses)/earnings of affiliates and income taxes	60,097	60,629	79,804	104,037
Provision for income taxes	18,635	20,283	24,909	36,062
Income from continuing operations before equity in (losses)/earnings of affiliates	41,462	40,346	54,895	67,975
Equity in (losses)/earnings of affiliates, net of tax	(280)	78	(1,004)	(11)
Net income from continuing operations	41,182	40,424	53,891	67,964
Gain/(loss) from discontinued operations, net of tax	78	(4)	2,495	(62)
Gain from sale of discontinued operations, net of tax	—	—	312	—
Net income	$41,260	$40,420	$56,698	$67,902
Basic income per share:
Net income from continuing operations	$0.49	$0.46	$0.64	$0.77
Gain/(loss) from discontinued operations, net of tax	—	—	0.03	—
Gain from sale of discontinued operations, net of tax	—	—	—	—
Net income	$0.49	$0.46	$0.67	$0.77
Diluted income per share:
Net income from continuing operations	$0.48	$0.45	$0.63	$0.76
Gain/(loss) from discontinued operations, net of tax	—	—	0.03	—
Gain from sale of discontinued operations, net of tax	—	—	—	—
Net income	$0.48	$0.45	$0.66	$0.76
Weighted-average common shares outstanding:
Basic	84,548	88,572	84,490	88,441
Diluted	86,097	89,968	86,224	89,947

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	June 30,	December 31,
Assets	2017	2016
Current assets:
Cash and cash equivalents	$89,422	$72,031
Accounts receivable (less allowance for doubtful accounts of $7,913 and $8,857 as of June 30, 2017 and December 31, 2016, respectively)	270,636	269,229
Prepaid expenses and other current assets	51,849	43,060
Income tax receivable	20,971	6,905
Assets of discontinued operations	806	662
Total current assets	433,684	391,887
Property and equipment, net	433,393	449,199
Goodwill, net	2,112,692	2,107,255
Other intangible assets, net	453,171	478,913
Capitalized data and database costs, net	331,803	327,921
Investment in affiliates, net	103,460	40,809
Deferred income tax assets, long-term	1,382	1,516
Restricted cash	17,435	17,943
Other assets	90,084	92,091
Total assets	$3,977,104	$3,907,534
Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$144,902	$168,284
Accrued salaries and benefits	61,453	107,234
Deferred revenue, current	298,138	284,622
Current portion of long-term debt	140,018	105,158
Liabilities of discontinued operations	1,982	3,123
Total current liabilities	646,493	668,421
Long-term debt, net of current	1,501,048	1,496,889
Deferred revenue, net of current	498,292	487,134
Deferred income tax liabilities, long term	123,106	120,063
Other liabilities	157,522	132,043
Total liabilities	2,926,461	2,904,550

Stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 84,303 and 84,368 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	1	1
Additional paid-in capital	371,525	400,452
Retained earnings	781,647	724,949
Accumulated other comprehensive loss	(102,530)	(122,418)
Total stockholders' equity	1,050,643	1,002,984
Total liabilities and equity	$3,977,104	$3,907,534

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Six Months Ended
	June 30,
(in thousands)	2017	2016
Cash flows from operating activities:
Net income	$56,698	$67,902
Less: Income/(loss) from discontinued operations, net of tax	2,495	(62)
Less: Gain from sale of discontinued operations, net of tax	312	—
Net income from continuing operations	53,891	67,964
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	86,343	82,935
Amortization of debt issuance costs	2,870	2,966
Provision for bad debt and claim losses	7,939	6,927
Share-based compensation	20,939	19,318
Excess tax benefit related to stock options	—	(1,816)
Equity in losses of affiliates, net of taxes	1,004	11
Gain on sale of property and equipment	(231)	(16)
Deferred income tax	6,193	9,048
Loss/(gain) on investments and other, net	3,418	(2,184)
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	(2,070)	(20,473)
Prepaid expenses and other current assets	(4,161)	(18,126)
Accounts payable and accrued expenses	(74,371)	(21,620)
Deferred revenue	24,675	22,147
Income taxes	(13,445)	27,461
Dividends received from investments in affiliates	1,097	6,921
Other assets and other liabilities	22,357	(8,135)
Net cash provided by operating activities - continuing operations	136,448	173,328
Net cash provided by/(used in) operating activities - discontinued operations	3,663	(84)
Total cash provided by operating activities	$140,111	$173,244
Cash flows from investing activities:
Purchase of subsidiary shares from noncontrolling interests	$—	$(18,023)
Purchases of property and equipment	(20,237)	(27,858)
Purchases of capitalized data and other intangible assets	(17,202)	(17,927)
Cash paid for acquisitions, net of cash acquired	—	(396,816)
Purchases of investments	(70,000)	(615)
Proceeds from sale of property and equipment	304	16
Change in restricted cash	508	(83)
Net cash used in investing activities - continuing operations	(106,627)	(461,306)
Net cash provided by investing activities - discontinued operations	—	—
Total cash used in investing activities	$(106,627)	$(461,306)
Cash flows from financing activities:
Proceeds from long-term debt	$70,000	$390,000
Repayment of long-term debt	(35,234)	(101,665)
Shares repurchased and retired	(40,950)	(29,126)
Proceeds from issuance of shares in connection with share-based compensation	4,504	9,801
Payment of tax withholdings related to net share settlements	(13,420)	(9,098)
Excess tax benefit related to stock options	—	1,816
Net cash (used in)/provided by financing activities - continuing operations	(15,100)	261,728
Net cash provided by financing activities - discontinued operations	—	—
Total cash (used in)/provided by financing activities	$(15,100)	$261,728
Effect of exchange rate on cash	(993)	(389)
Net change in cash and cash equivalents	$17,391	$(26,723)
Cash and cash equivalents at beginning of period	72,031	99,090
Less: Change in cash and cash equivalents - discontinued operations	3,663	(84)
Plus: Cash swept from/(to) discontinued operations	3,663	(84)
Cash and cash equivalents at end of period	$89,422	$72,367

Please refer to the full Form 10-Q filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Three Months Ended June 30, 2017
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$27,786	$64,154	$(50,758)	$—	$41,182
Income taxes	—	—	18,461	—	18,461
Depreciation and amortization	31,642	6,095	5,134	—	42,871
Interest expense	799	56	13,088	—	13,943
Stock-based compensation	2,862	815	5,095	—	8,772
Non-operating losses	6,213	770	1,020	—	8,003
Efficiency investments	—	—	181	—	181
Transaction costs	—	—	1,177	—	1,177
Amortization of acquired intangibles included in equity in losses of affiliates	244	—	—	—	244
Adjusted EBITDA	$69,546	$71,890	$(6,602)	$—	$134,834

	For the Three Months Ended June 30, 2016
(in thousands)	PI	RMW	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$33,111	$66,322	$(59,009)	$—	$40,424
Income taxes	—	—	20,571	—	20,571
Depreciation and amortization	32,373	6,614	4,304	—	43,291
Interest expense	1,001	55	17,417	—	18,473
Stock-based compensation	3,073	1,386	5,316	—	9,775
Non-operating gains	(1,100)	—	(1,331)	—	(2,431)
Efficiency investments	—	—	383	—	383
Transaction costs	1,914	—	3,232	—	5,146
Amortization of acquired intangibles included in equity in losses of affiliates	723	—	—	—	723
Adjusted EBITDA	$71,095	$74,377	$(9,117)	$—	$136,355

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EPS
UNAUDITED

	For the Three Months Ended June 30,
(diluted income per share)	2017	2016
Net income from continuing operations	$0.48	$0.45
Stock-based compensation	0.10	0.11
Non-operating losses/(gains)	0.09	(0.03)
Transaction costs	0.01	0.06
Depreciation and amortization of acquired software and intangibles	0.19	0.18
Amortization of acquired intangibles included in equity in losses of affiliates	—	0.01
Income tax effect on adjustments	(0.15)	(0.13)
Adjusted EPS	$0.72	$0.65

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW
UNAUDITED

(in thousands)	For the Twelve Months Ended June 30, 2017
Net cash provided by operating activities - continuing operations	$377,123
Purchases of property and equipment	(37,590)
Purchases of capitalized data and other intangible assets	(34,782)
Free Cash Flow	$304,751